EPIC FINANCIAL CORPORATION
                           3300 IRVINE AVE.
                               SUITE 220
                        NEWPORT BEACH, CA 92660
                       TELEPHONE - 949.622.1130
                          FAX - 949.622.1134

                             PRESS RELEASE

Contact Person:  William R. Parker, President    Symbol:  OTCBB:   EPFL



 Epic Financial, Datalogic, and Paramco Financial Team to Develop VoIP
               Video Conferencing for Mortgage Industry


Newport  Beach,  CA  -  December 10, 2003 -Epic  Financial  Corporation
(OTCBB: EPFL) and Paramco Financial Group (OTC BB: PFDE) today announced that Epic Financial, Datalogic International (OTC BB: DLGI), and Paramco Financial have teamed to develop a proprietary VoIP Video Conferencing system for the mortgage industry.

Epic Financial's Technology Division led this initiative by bringing Paramco Financial and Datalogic into the teaming agreement. Datalogic has been retained for R&D and software development initiatives, using its Voice Over Internet Protocol (VoIP) platform to deploy the video conferencing system.

Once development is complete, Paramco Financial and Epic Financial plan to deploy the system to their respective mortgage business subsidiaries, such as Epic's Key Mortgage Corp., and Paramco's Royal Federal, Inc. The proprietary system will allow mortgage customers, bankers, loan underwriters, and mortgage vendors to communicate "virtually" face-to-face through the video conferencing system.

William Parker, President of Epic Financial, commented, "Our Technology Division was developed to keep Epic and its key partner companies, such as Paramco, on the forefront of technology within the mortgage industry. VoIP Video Conferencing is something we have envisioned for a number of years, but now with advancements in technology and the help of Datalogic, we can bring this solution to fruition."

"We anticipate that deployment of this system will give both Paramco and Epic a strong competitive advantage, allowing us to increase lead generation, increase our loan closing rates, and boost revenues," added Douglas G. Gregg, Chairman and CEO of Paramco Financial Group.

About Epic Financial Corporation
Epic Financial Corporation (OTC BB: EPFL) is a financial services and technology holding company focused on acquiring and investing in established and high-growth financial services enterprises and technology companies in the Internet, software, and technology infrastructure fields. The Company currently has two wholly-owned subsidiaries, American National Mortgage and Key Mortgage Corporation, and is in the process of acquiring Mission Equity. For further information please visit our website at http://www.4epic.net.

About Paramco Financial Group
Paramco Financial Group (OTC BB: PFDE), founded in 1996, is a financial services holding company that specializes in the development and placement of commercial equipment leasing transactions and in assisting its clients with their capital formation needs. In 2001, Paramco began a major vertical expansion effort to enter into the residential and commercial mortgage industry, the mortgage warehouse lending business and the business of real estate investments through Paramco Mortgage Corporation and Paramco Investments, Inc. Paramco Mortgage Corporation intends to be involved in residential and commercial mortgage financing. It is further intended that Paramco Investments will be structured to meet the statutory requirements for qualification as a REIT and be involved in both the ownership and finance of real estate. For further information about Paramco Financial Group, Inc., please visit http://www.paramco.net.

About DataLogic International Inc.
DataLogic International, Inc. (OTC BB: DLGI) consists of two subsidiaries, DataLogic Consulting, Inc. and IPN Communications, Inc. DataLogic Consulting, a wholly- owned subsidiary, is a professional service company dedicated to solving its clients' business problems with technology-based solutions. The Company services include Information Technology consultancy, project management, software development, Internet solutions, telecommunications/wireless integration, value added reselling/training and IT outsourcing. The Company also provides short and long term staffing solutions to IT clients and healthcare/medical providers. The Company clients consist of commercial enterprises and local and state governments.


A number of statements referenced in this Release, and any other interviews that have been made, are forward-looking statements, which are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995, and within the meaning of
Section  27A  of  the  Securities Act of 1933 and Section  21B  of  the
Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, and goals, assumption of future events or performance are not statements of historical fact and may be "forward-looking statements." Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this actions may be identified through the use of words such as "expects," "will,"
"anticipates," "estimates," "believes," or statements indicating certain actions "may, "could," or "might," occur. Such statements reflect the current views of Epic Financial Corporation with respect to future events and are subject to certain assumptions, including those described in this release. These forward-looking statements involve a number of risks and uncertainties, including the timely development and market acceptance of products, services, and technologies, competitive market conditions, successful integration of acquisitions, the ability to secure additional sources of financing, the ability to reduce operating expenses, and other factors described in the Company's filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward-looking statements due to such risks and uncertainties. The Company does not undertake any responsibility to update the "forward-looking" statements contained in this news release.